Exhibit 99.1

IPASS REPORTS FOURTH QUARTER 2012 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., FEBRUARY 13, 2013 - iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the fourth quarter and year ended December 31, 2012.

“We’re encouraged by the solid continued progress we’re making on growing the Open Mobile business and are pleased with achieving an important milestone where Open Mobile users now comprise more than 50% of our business,” said Evan Kaplan, president and CEO of iPass. “In addition, we continue to experience growth in our smartphone and tablet-driven Wi-Fi network users and early 2013 results show a strong trajectory in OM smartphone and tablet adoption. There’s tremendous excitement and momentum in the Wi-Fi market and iPass is uniquely positioned to capitalize on the huge growth in global demand for Wi-Fi roaming.”

“We were pleased to have grown our Open Mobile revenue in the fourth quarter by approximately 20% over Q3 and continue to see the path to Wi-Fi network revenue growth,” said Steven Gatoff, senior vice president and CFO of iPass. “We enter 2013 with a strong user base and solid Open Mobile growth that positions us for revenue growth and overall adjusted EBITDA profitability for the full year 2013.”

iPass reported revenues of $29.7 million for Q4 2012, compared to $30.8 million in Q3 2012, GAAP net loss of $1.5 million for Q4 2012, compared to a GAAP net loss of $0.8 million for Q3 2012 and Adjusted EBITDA of negative $0.1 million for Q4 2012, compared to positive $0.7 million for Q3 2012.

KEY OPERATING METRICS AND FINANCIAL HIGHLIGHTS

iPass continues to focus the business and drive momentum on the growing adoption of the Open Mobile platform and related Wi-Fi network users as the legacy products and usage are replaced or eliminated.

The following key operating metrics speak to the drivers and progress that the company has achieved in Q4 2012 with the Open Mobile business.

Open Mobile (OM) User Growth:

•

Grew Open Mobile Wi-Fi network users as a percentage of total Wi-Fi network users from 36% for the month of September, 2012 to 49% for the month of December, 2012. This caps a year of significant OM Wi-Fi network user growth, and drives toward the important cross-over of OM users outweighing legacy users. OM Wi-Fi network users were 8% of total Wi-Fi network users for the month of December, 2011.

•

Grew Open Mobile platform active monetized users by more than 30% sequentially, to end Q4 with approximately 380,000 users for the month of December, 2012. Continuing its growth, OM represented approximately 60% of the total number of Active monetized platform users for the month of December, 2012.

•

Grew Open Mobile smartphone and tablet Wi-Fi network users as a percentage of total OM Wi-Fi network users from 21% for the month of September, 2012 to 24% for the month of December, 2012. This represents an annual growth of 60% as the company entered 2012 with smartphone and tablet Wi-Fi network users representing less than 15% of total OM Wi-Fi network users.

Mobility Services Revenue Traction:

•	Grew Open Mobile revenue by approximately 20%, to $9.1 million in Q4 2012, representing approximately 43% of total Mobility Services revenue, from 34% in Q3 2012 and 12% in Q4 2011.

•	Grew Open Mobile network revenue by more than 24% or nearly $1 million over Q3 2012.

•	Delivered the seventh sequential quarter of growth in total Open Mobile revenue and Open Mobile Wi-Fi network revenue. OM Wi-Fi network revenue grew by approximately 25% over Q3 2012.

Financial Summary

(unaudited; in millions)	Q4’12	Q3’12
Revenue:
Mobility Services:	$21.2	$22.4
Open Mobile(1)	9.1	7.6
Legacy iPC(2)	12.1	14.8
Managed Network Services (MNS)	8.5	8.4

Total Revenue	$29.7	$30.8
GAAP Net Loss	$(1.5)	$(0.8)
Adjusted EBITDA Income/(Loss)(3)	$(0.1)	$0.7
Cash and Cash Equivalents	$26.8	$26.5
Shares of Common Stock Outstanding at Period End	61.5	61.3

(1)	Open Mobile revenue includes OM network and platform and Open Mobile Exchange.
(2)	Legacy iPC revenue includes iPC network and platform, and other revenues.
(3)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

BUSINESS HIGHLIGHTS

Customer Wins and New Technology Alliances

Mobility Services:

Open Mobile Enterprise (OME) Customers

•

Signed more than 70 total enterprise customers onto Open Mobile during the quarter, including Juniper Networks, Texas Instruments, Grant-Thornton, Wilson Sonsini Goodrich & Rosati, SAP, Hitachi, LGA Telecom, Nissan Chemical Industries, FMC Corporation, Mitsubishi Heavy Industries, Harris Corporation, and Gyrodata. Overall iPass has more than 720 enterprise customers on Open Mobile.

•	Included in customers signed during the quarter, approximately 25 new customer logos, including Daimler, Ericsson Australia, Neopost, and Australian Post.

•	Partnered with SingTel, a leading Asia-Pacific communications provider, to offer Wi-Fi roaming services in Singapore and across Asia using iPass Open Mobile.

•

Partnered with Wireless Analytics, a global Wi-Fi roaming leader for enterprises and telecom service providers, to provide iPass OME services to its enterprise customers located throughout the Northeastern United States.

Open Mobile Exchange (OMX) Carrier Customers

•	Added three large and strategic carriers, further expanding iPass’ reach in North America and Asia, with a total of 23 carriers signed to date.

Managed Network Service (MNS)

•

Launched a strategic alliance with Aerohive Networks, the leader in controller-less Wi-Fi and cloud-enabled enterprise networking. iPass became Aerohive’s first managed Wi-Fi service provider and this alliance enables MNS to bundle the Aerohive Wi-Fi technology into a turnkey, fully managed solution for enterprise customers.

•	Selected by Hallmark to provide additional managed network services to more than 2,100 corporate and independent retail locations.

•

Continued growth in the healthcare market with a multi-year contract extension to deliver value-added managed network services to the nation’s largest operator of senior living communities, with 600+ facilities in North America.

iPass Product Advancements & Innovation

•

Recently delivered major enhancements in version 3.0 of the iPass Open Mobile client for iOS with new features such as automatic background authentication, enhanced network labeling and native iPass network notification on iOS devices, further enriching the user connectivity experience.

•

Recent client developments include new features on iPass’ Open Mobile client for Android including auto-connect features, roaming support and faster downloads, and new support for devices running Windows 8 or Windows RT.

iPass Global Wi-Fi Network

•

Grew global footprint to more than 1.2 million Wi-Fi hotspots across 124 countries and territories, nearly doubling the iPass global Wi-Fi network since the beginning of 2012. This unique asset includes leading strategic Wi-Fi venues covering more than 90% of the world’s top 100 airports and major hotels, convention centers, commercial airlines, restaurants, retail and small business locations with infrastructure that is integrated with 146 leading global Wi-Fi operators.

Q1 2013 GUIDANCE

Realignment of Legacy Resources

iPass today announced its implementation of a plan to re-align its cost structure to focus investments, resources and operating expenses on the company’s growing Open Mobile business. The company is shifting spending away from legacy iPC business to OM growth through such initiatives as smartphones and tablets and growing Wi-Fi network coverage and quality to position iPass for long-term growth and scale. As a result of the realignment, iPass expects to reduce its workforce by less than 5% and expects to record in the aggregate, approximately $0.9 million of restructuring charges during the first quarter of 2013.

For the first quarter of 2013 ending March 31, 2013, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$28 – 32 million
Adjusted EBITDA Income / (Loss)(1)	$(2.0) – (0.5) million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the first quarter of 2013 does not include the impact of any foreign exchange gains or losses or restructuring charges.

Today’s Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).

The conference call will be accessible by telephone, toll-free at 888-539-3678 or direct dial at 719-457-2648 with a participant confirmation code of 4883512. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its first quarter 2013 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until March 31, 2013. The confirmation code for the replay is 4883512.

Upcoming Investor Conferences

Evan Kaplan, president and CEO will be presenting at the 2013 Wedbush Technology, Media and Telecommunication Management Access Conference on March 7, 2013 in New York and will provide an overview of the company’s business, growth strategy and financial fundamentals. Evan Kaplan will also be leading the panel discussion at the GSMA Mobile World Congress Conference during the week of February 25, 2013 in Barcelona and Informa Wi-Fi World Summit-North America during the week of April 24, 2013 in Boston and will provide insights on the company’s expanding role in the Wi-Fi data roaming space and how the company enables service providers for Wi-Fi roaming. Various members of iPass’ management team will also be present during these conferences.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations and belief that demand for its smartphones and tablet-driven Wi-Fi network users continue to grow, that it is uniquely positioned to capitalize on the huge growth in global demand for Wi-Fi roaming, that it continues to see the path to Wi-Fi network revenue returning to growth, that it is positioned for revenue growth and overall adjusted EBITDA profitability for the full year of 2013, and iPass’ projections of its first quarter 2013 financial results under the caption “Q1 2013 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of the legacy Mobile Office product may negatively impact customer retention and mobility revenues; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices; the risk that demand for mobility services does not grow as iPass expects; the risk that strong competition in the market for mobility services and managed network services could reduce demand for iPass’ services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry, which could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass business to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 7, 2012, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). The company considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With more than 1.2 million Wi-Fi hotspots across 124 countries and territories, iPass gives its customers always-on, frictionless connectivity for smartphones, tablets and laptops anywhere in the world – simply, securely and cost effectively. Additional information is available at www.ipass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

+1 650-232-4110

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q4 2012

(unaudited; in millions)	Q4’12	Q3’12	Q4’11
Revenue:
Mobility Services:	$21.2	$22.4	$26.5
Open Mobile Enterprise:	8.8	7.4	3.0
Wi-Fi Network	4.0	3.2	0.8
Other Network(1)	1.1	0.9	0.2
Platform	3.5	3.1	1.9
Other	0.2	0.2	0.1
Open Mobile Exchange(2)	0.3	0.2	0.2
Legacy iPC:	12.1	14.8	23.3
Wi-Fi Network	5.2	6.6	12.1
Other Network(1)	4.1	5.2	7.1
Platform	1.8	2.1	3.4
Other	1.0	0.9	0.7
Managed Network Services (MNS)	8.5	8.4	7.9

Total Revenue	$29.7	$30.8	$34.4
GAAP Net Income/(Loss)	$(1.5)	$(0.8)	$0.3
Adjusted EBITDA Income/(Loss)(3)	$(0.1)	$0.7	$1.1
Cash and Cash Equivalents	$26.8	$26.5	$25.4
Shares of Common Stock Outstanding at Period End	61.5	61.3	59.1

2012

(unaudited; in millions)	2012	2011
Revenue:
Mobility Services:	$92.7	$110.8
Open Mobile Enterprise:	26.3	8.2
Wi-Fi Network	11.2	1.4
Other Network(1)	2.8	0.3
Platform	11.6	5.8
Other	0.7	0.7
Open Mobile Exchange(2)	0.8	0.7
Legacy iPC:	65.6	101.9
Wi-Fi Network	31.3	52.8
Other Network(1)	21.9	32.9
Platform	9.8	13.4
Other	2.6	2.8
Managed Network Services (MNS)	33.4	30.0

Total Revenue	$126.1	$140.8
GAAP Net Loss	$(4.4)	$(3.0)
Adjusted EBITDA Income/(Loss)(3)	$1.0	$(0.2)

(1)	Other Network for OM includes commit shortfall revenue. Other Network for legacy iPC includes commit shortfall, dial and 3G revenue.
(2)	iPass OMX revenue includes both network and platform revenue.
(3)	The definition of Adjusted EBITDA is discussed above and the reconciliation of Non-GAAP to GAAP financial measures is presented below.

AVERAGE MONTHLY MONETIZED USERS:

	Q4’12	Q3’12	Q4’11
Open Mobile Users:(1)
Wi-Fi Network Users	35,000	27,000	7,000
Platform Users:
Active(2)	355,000	270,000	45,000
Gross(3)	822,000	689,000	207,000

Legacy Users:(1)
Wi-Fi Network Users	46,000	54,000	107,000

Other Network Users(4)	28,000	31,000	37,000
Platform Users	286,000	320,000	480,000
Total Users(1)	671,000	629,000	572,000
Total Network Users	109,000	112,000	151,000
Total Platform Users	641,000	590,000	525,000

NETWORK GROSS MARGIN:(5)	45.5%	48.6%	45.1%

(1)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and/or platform services across both its legacy iPC offering and new Open Mobile Enterprise offerings. The AMMU number represents the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for total users that may be active users of both Network and Platform services in a given month.
(2)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.
(3)	Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.
(4)	Represents users of dial-up and 3G networks.
(5)	Network Gross Margin is defined as (Mobility Network Revenue plus MNS Revenue less Network Access Costs) divided by (Mobility Network Revenue plus MNS Revenue).

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2012	December 31, 2011

Assets

Current assets:
Cash and cash equivalents	$26,822	$25,439
Accounts receivable, net of allowance for doubtful accounts of $1,173 and $1,605, respectively	17,260	21,307
Prepaid expenses and other current assets	5,058	5,938

Total current assets	49,140	52,684

Property and equipment, net	6,549	4,013
Intangible assets, net	—	169
Other assets	4,435	6,239

Total assets	$60,124	$63,105

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,496	$8,701
Accrued liabilities	8,631	9,502
Deferred revenue, short-term	3,787	3,852

Total current liabilities	19,914	22,055

Deferred revenue, long-term	2,834	3,134
Other long-term liabilities	475	469

Total liabilities	$23,223	$25,658

Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	213,454	209,624
Accumulated deficit	(176,614)	(172,236)

Total stockholders’ equity	36,901	37,447

Total liabilities and stockholders’ equity	$60,124	$63,105

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Revenues	$29,722	$34,434	$126,078	$140,761

Cost of revenues and operating expenses:
Network access costs	12,590	15,517	53,640	65,766
Network operations	4,874	5,461	20,806	22,307
Research and development	3,286	3,525	13,733	14,368
Sales and marketing	4,549	4,649	19,530	20,702
General and administrative	5,506	4,889	21,653	20,009
Restructuring charges (benefits) and related adjustments	10	11	26	(151)
Amortization of intangible assets	—	60	169	239

Total cost of revenues and operating expenses	30,815	34,112	129,557	143,240

Operating income (loss)	(1,093)	322	(3,479)	(2,479)

Interest income	8	7	19	112
Foreign exchange gains (losses), net	(151)	(4)	(288)	(479)
Other income (expenses), net	4	48	12	128

Profit (loss) before income taxes	(1,232)	373	(3,736)	(2,718)

Provision for income taxes	220	44	642	290

Net income (loss)	$(1,452)	$329	$(4,378)	$(3,008)

Comprehensive income (loss)	$(1,452)	$329	$(4,378)	$(3,008)

Basic and diluted net income (loss) per share	$(0.02)	$0.01	$(0.07)	$(0.05)

Weighted average number of common shares outstanding
- Basic	61,380,329	59,052,633	60,711,317	58,429,005
- Diluted	61,380,329 (1)	59,945,943	60,711,317 (1)	58,429,005 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income (loss)	$(1,452)	$329	$(4,378)	$(3,008)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	637	377	2,418	1,725
Amortization of intangible assets	—	60	169	239
Depreciation and amortization	450	527	2,110	2,259
Loss on disposal of property and equipment	—	15	3	102
Deferred income taxes	120	(134)	117	(125)
Provision for doubtful accounts	137	(9)	(66)	360
Change in sales tax liability estimation	—	(160)	—	(555)

Changes in operating assets and liabilities:
Accounts receivable	1,998	898	4,113	2,367
Prepaid expenses and other current assets	88	428	878	858
Other assets	149	40	718	521
Accounts payable	(457)	(2,088)	(1,138)	(5,116)
Accrued liabilities	(1,175)	(1,361)	(821)	(5,276)
Deferred revenue	(237)	(157)	(365)	432
Other liabilities	(357)	(45)	(295)	(252)

Net cash provided by (used in) operating activities	(99)	(1,280)	3,463	(5,469)

Cash flows from investing activities:
Purchases of property and equipment	(369)	(591)	(4,465)	(1,845)
Change in restricted cash pledged for letter of credit	500	813	971	1,099

Net cash provided by (used in) investing activities	131	222	(3,494)	(746)

Cash flows from financing activities:
Proceeds from issuance of common stock	378	200	1,572	908
Stock repurchase	(88)	—	(158)	—

Net cash provided by financing activities	290	200	1,414	908

Net increase (decrease) in cash and cash equivalents	322	(858)	1,383	(5,307)
Cash and cash equivalents at beginning of period	26,500	26,297	25,439	30,746

Cash and cash equivalents at end of period	$26,822	$25,439	$26,822	$25,439

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$65	$74	$375	$564
Accrued amounts for acquisition of property and equipment	$321	$388	$321	$388

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended			Twelve Months Ended
		December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Income (Loss):
	Adjusted EBITDA Income (Loss)	$(143)	$693	$1,151	$960	$(196)
	(a) Interest income	8	4	7	19	112
	(b) Income tax expense	(220)	(275)	(44)	(642)	(290)
	(c) Depreciation of property and equipment	(450)	(505)	(527)	(2,110)	(2,259)
	(d) Amortization of intangible assets	—	(50)	(60)	(169)	(239)
	(e) Stock-based compensation	(637)	(637)	(377)	(2,418)	(1,725)
	(f) Restructuring (charges) benefit and related adjustments	(10)	(10)	(11)	(26)	151
	(g) Certain state sales and federal tax items and other discrete items	—	9	190	8	1,438

	GAAP Net Income (Loss)	$(1,452)	$(771)	$329	$(4,378)	$(3,008)

	Q1 2013 Guidance
II	Reconciliation of Q1 2013 Adjusted EBITDA Loss to GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Loss(1)		$(2.0)		$(0.5)
	(a) Income tax expense			(0.1)
	(b) Depreciation of property and equipment			(0.6)
	(c) Stock-based compensation			(0.8)
	(d) Restructuring charges			(0.9)

	GAAP Net Loss		$(4.4)		$(2.9)

(1)	The Q1 2013 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or restructuring charges.